Exhibit 10.1
ISSUING AND PAYING AGENCY AGREEMENT
[FOREIGN ISSUER WITH GUARANTY]
     This Agreement, dated as of October 25, 2005, is by and among Weatherford International Ltd., (the “Issuer”), Weatherford International, Inc., (the “Guarantor”) and JPMorgan Chase Bank, National Association (“JPMorgan”).
1. APPOINTMENT AND ACCEPTANCE
     The Issuer and the Guarantor hereby request that JPMorgan act as the Issuer’s issuing and paying agent in connection with the issuance and payment of certain promissory notes of the Issuer which are from time to time issued in the commercial paper markets (the “Notes”), as further described herein, and JPMorgan agrees to act as such agent upon the terms and conditions contained in this Agreement.
2. COMMERCIAL PAPER PROGRAMS
     The Issuer may establish one or more commercial paper programs under this Agreement by delivering to JPMorgan a completed program schedule (the “Program Schedule”) with respect to each such program. JPMorgan has given the Issuer a copy of the current form of Program Schedule, and the Issuer shall complete and return its first Program Schedule to JPMorgan prior to or simultaneously with the execution of this Agreement. In the event that any of the information provided in, or attached to, a Program Schedule shall change, the Issuer shall promptly inform JPMorgan of such change in writing.
3. NOTES
     All Notes issued by the Issuer under this Agreement shall be promissory notes, guaranteed by the Guarantor, exempt from the registration requirements of the Securities Act of 1933, as amended, and from applicable state securities laws. The Notes may be placed by dealers (the “Dealers”) pursuant to Section 4 hereof. Notes shall be issued in either certificated or book-entry form.
4. AUTHORIZED REPRESENTATIVES
     The Issuer shall deliver to JPMorgan a certified copy of duly adopted corporate resolutions from its Board of Directors (or other governing body) authorizing the issuance of Notes under each program established pursuant to this Agreement and a certificate of incumbency, with specimen signatures attached, of those officers, employees and agents of the Issuer authorized to take certain actions with respect to the Notes as provided in this Agreement. The Guarantor shall deliver to JPMorgan a certified copy of duly adopted corporate resolutions from its Board of Directors (or other governing body) authorizing its guaranty of the Notes and a certificate of incumbency, with specimen signatures attached, of those officers, employees and agents of the Guarantor authorized to execute this Agreement and take certain actions with respect to the Notes as provided in this Agreement. Each person named on any certificate of incumbency of the Issuer or the Guarantor is hereinafter referred to as an “Authorized Representative”. Until JPMorgan receives any subsequent incumbency certificates, JPMorgan shall be entitled to rely on the last incumbency certificate delivered to it by the Issuer or the Guarantor for the purpose of determining such party’s Authorized Representatives. The Issuer and Guarantor represent and warrant that each of its Authorized Representatives may appoint other officers, employees and agents (the “Delegates”), including without limitation any Dealers, to issue instructions to JPMorgan under this Agreement, and take other actions on its behalf hereunder, provided that notice of the appointment of each Delegate is delivered to JPMorgan in writing. Each such appointment shall remain in effect unless and until revoked by the Issuer or the Guarantor in a written notice to JPMorgan.

5. CERTIFICATED NOTES
     If and when the Issuer intends to issue certificated notes (“Certificated Notes”), the Issuer and JPMorgan shall agree upon the form of such Notes. Thereafter, the Issuer shall from time to time deliver to JPMorgan adequate supplies of Certificated Notes which will be in form then agreed, serially numbered, and shall be executed by the manual or facsimile signature of an Authorized Representative of each of the Issuer and the Guarantor. JPMorgan will acknowledge receipt of any supply of Certificated Notes received from the Issuer, noting any exceptions to the shipping manifest or transmittal letter (if any), and will hold the Certificated Notes in safekeeping for the Issuer in accordance with JPMorgan’s customary practices. JPMorgan shall not have any liability to the Issuer or the Guarantor to determine by whom or by what means a facsimile signature may have been affixed on Certificated Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature attached to the Issuer’s certificate of incumbency with respect to such Authorized Representative. Any Certificated Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature was affixed shall bind the Issuer and the Guarantor after completion thereof by JPMorgan, notwithstanding that such person shall have ceased to hold his or her office on the date such Note is countersigned or delivered by JPMorgan.
6. BOOK-ENTRY NOTES
     The Issuer’s Book-entry notes (“Book-Entry Notes”) shall not be issued in physical form, but their aggregate face amount shall be represented by a master note (the “Master Note”) in the form of Exhibit A, with restricted legend as provided in any related dealer agreement affixed thereto, executed by the Issuer and the Guarantor pursuant to the book-entry commercial paper program of The Depository Trust Company (“DTC”). JPMorgan shall maintain the Master Note in safekeeping, in accordance with its customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of the Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants. The Master Note and the Book-entry Notes shall be subject to DTC’s rules and procedures, as amended from time to time. JPMorgan shall not be liable or responsible for sending transaction statements of any kind to DTC’s participants or the beneficial owners of the Book-entry Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Notes. In connection with DTC’s program, the Issuer and Guarantor understand that JPMorgan has previously entered into a commercial paper Certificate Agreement with DTC, a copy of which, as amended or otherwise modified and currently in effect, is attached as Exhibit B hereto and as one of the conditions of their participation therein, it shall be necessary for the Issuer, the Guarantor and JPMorgan to enter into a Letter of Representations, in the form of Exhibit C hereto, and for DTC to receive and accept such Letter of Representation. In accordance with DTC’s program, JPMorgan shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for Issuer’s Book-entry Notes, and JPMorgan shall deliver such list to DTC. The CUSIP Service Bureau shall bill the Issuer directly for the fee or fees payable for the list of CUSIP numbers for the Issuer’s Book-entry Notes.
7. ISSUANCE INSTRUCTIONS TO JPMORGAN; PURCHASE PAYMENTS
     The Issuer and the Guarantor understand that all instructions under this Agreement are to be directed to JPMorgan’s Commercial Paper Operations Department. JPMorgan shall provide the Issuer, the Guarantor, or, if applicable, the Issuer’s Dealers, with access to JPMorgan’s Money Market Issuance System or other electronic means (collectively, the “System”) in order that JPMorgan may receive electronic instructions for the issuance of Notes. Electronic instructions must be transmitted in accordance with the procedures furnished by JPMorgan to the Guarantor, the Issuer or its Dealers in connection with the System. In the event that the System is inoperable at any time, an Authorized Representative or a Delegate may deliver written, telephone or facsimile instructions to JPMorgan, which instructions shall be verified in accordance with any security procedures agreed upon by the parties. JPMorgan shall incur no liability to the Issuer or the Guarantor in acting upon instructions believed by JPMorgan in good faith to have been given by an Authorized Representative or a Delegate. In the event that a discrepancy exists between a telephonic instruction and a written confirmation, the telephonic instruction will be deemed the controlling and proper instruction. JPMorgan may electronically record any conversations made pursuant to this Agreement, and the Issuer and the Guarantor hereby consent to such recordings. All issuance instructions regarding the Notes must be received by 1:00 P.M. New York time in order for the Notes to be issued or delivered on the same day.
(a) Issuance and Purchase of Book-entry Notes. Upon receipt of issuance instructions from the Issuer or its Dealers with respect to Book-entry Notes, JPMorgan shall transmit such instructions to DTC and direct DTC to cause appropriate entries of the Book-entry Notes to be made in accordance with DTC’s applicable rules, regulations and procedures for book-entry commercial paper programs. JPMorgan shall assign CUSIP numbers to the Issuer’s Book-entry Notes to identify the Issuer’s aggregate principal amount of outstanding Book-entry Notes in DTC’s system, together with the aggregate unpaid interest (if any) on such Notes. Promptly following DTC’s established settlement time on each issuance date, JPMorgan shall access DTC’s system to verify whether settlement has occurred with respect to the Issuer’s Book-entry Notes. Prior to the close of business on such business day, JPMorgan shall deposit immediately available funds in the amount of the proceeds due the Issuer (if any) to the Issuer’s account at JPMorgan and designated in the applicable Program Schedule (the “Account”), provided that JPMorgan has received DTC’s confirmation that the Book-entry Notes have settled in accordance with DTC’s applicable rules, regulations and procedures. JPMorgan shall have no liability to the Issuer or the Guarantor whatsoever if any DTC participant purchasing a Book-entry Note fails to settle or delays in settling its balance with DTC or if DTC fails to perform in any respect.
(b) Issuance and Purchase of Certificated Notes. Upon receipt of issuance instructions with respect to Certificated Notes, JPMorgan shall: (a) complete each Certificated Note as to payee (whether “bearer” or specific person, in either case, as expressly directed by the Issuer, principal amount, date of issue, maturity date, place of payment, and rate or amount of interest (if such Note is interest bearing) in accordance with such instructions; (b) countersign each Certificated Note; and (c) deliver each Certificated Note in accordance with the Issuer’s instructions. Whenever JPMorgan is instructed to deliver any Certificated Note other than in person at JPMorgan’s office in New York or Chicago, JPMorgan shall strike from the Certificated Note the word “Bearer,” insert as payee the name of the person so designated by the Issuer or the Guarantor and effect delivery to such payee or to such other person, in each case, as is specified in such instructions to receive the Certificated Note. The Issuer and the Guarantor understand that, in accordance with the custom prevailing in the commercial paper market, delivery of Certificated Notes may be made before the actual receipt of payment for such Notes in immediately available funds; however, if JPMorgan is instructed to deliver a Certificated Note against payment, then delivery may only be made if it is again actual receipt of payment therefore. If the Issuer has not conditioned delivery of a Certificated Note against receipt of payment therefore, then once JPMorgan has delivered a Certificated Note to the designated recipient, the Issuer and the Guarantor shall bear the risk that such recipient may fail to remit payment of such Note or return such Note to JPMorgan. Delivery of Certificated Notes shall be subject to the rules of the New York Clearing House in effect at the time of such delivery. Funds received in payment of Certificated Notes shall be credited to the Account.

8. USE OF SALES PROCEEDS IN ADVANCE OF PAYMENT
     JPMorgan is not obligated to credit the Issuer’s Account for any portion of the purchase price of any Note for which JPMorgan has not received payment thereof. From time to time, JPMorgan, in its sole discretion, may permit the Issuer to have use of funds payable with respect to the Notes prior to JPMorgan’s receipt of the sales proceeds of such Notes. If JPMorgan makes a deposit, payment or transfer of funds on behalf of the Issuer before JPMorgan receives payment for any Notes, such deposit, payment or transfer of funds shall represent an advance by JPMorgan to the Issuer to be repaid promptly, and in any event on the same day as it is made, from the proceeds of the sale of the Notes, or by the Issuer or the Guarantor if such proceeds are not received by JPMorgan.
9. PAYMENT OF MATURED NOTES
     Notice that an Issuer will not redeem any Note on the relative Initial Redemption Date (as defined in the applicable extendible commercial note announcement) must be received in writing by JPMorgan by 11:00 A.M. on such Initial Redemption Date. On any day when a Note matures or is prepaid, the Issuer shall transmit, or cause to be transmitted, to the Account, prior to 2:00 P.M. New York time on the same day, an amount of immediately available funds sufficient to pay the aggregate principal amount of such Note and any applicable interest due. JPMorgan shall pay the interest (if any) and principal on a Book-entry Note to DTC in immediately available funds, which payment shall be by net settlement of JPMorgan’s account at DTC. JPMorgan shall pay Certificated Notes upon presentment. JPMorgan may without liability to the Issuer or the Guarantor refuse to pay any Note that would result in an overdraft to the Account.
10. OVERDRAFTS
(a) Intraday overdrafts with respect to each Account shall be subject to JPMorgan’s policies as in effect from time to time.
(b) An overdraft will exist in an Account if JPMorgan, in its sole discretion, (i) permits an advance to be made pursuant to Section 8, notwithstanding the provisions of Section 8, and such advance is not repaid in full on the same day as it is made, or (ii) pays a Note pursuant to Section 9 in excess of the available collected balance in such Account. Overdrafts shall be subject to JPMorgan’s established banking practices, including, without limitation, the imposition of interest, funds usage charges and administrative fees. The Issuer shall repay any such overdraft, fees and charges no later than the next business day, together with interest on the overdraft at the rate established by JPMorgan for the Account, computed from and including the date of the overdraft to the date of repayment.
11. NO PRIOR COURSE OF DEALING
     No prior action or course of dealing on the part of JPMorgan with respect to advances of the purchase price or payments of matured Notes shall give rise to any claim or cause of action by the Issuer or the Guarantor against JPMorgan in the event that JPMorgan refuses to pay or settle any Notes for which the Issuer or the Guarantor has not timely provided funds as required by this Agreement.
12. RETURN OF CERTIFICATED NOTES
     JPMorgan will in due course cancel any Certificated Note presented for payment and return such Note to the Issuer. JPMorgan shall also cancel and return to the Issuer any spoiled or voided Certificated Notes. Promptly upon written request of the Issuer or at the termination of this Agreement, JPMorgan shall, as requested by the Issuer, destroy all blank, Certificated Notes that have been delivered to or at the direction of JPMorgan hereunder and have not been authorized for issuance (the “Unissued Notes”) or (ii) return to the Issuer all Unissued Notes, and furnish a certificate to the Issuer certifying such actions.
13. INFORMATION FURNISHED BY JPMORGAN
     Upon the reasonable request of the Issuer or the Guarantor, JPMorgan shall promptly provide the Issuer or the Guarantor with information with respect to any Note issued and paid hereunder, provided, that the Issuer or the Guarantor delivers such request in writing and, to the extent applicable and if JPMorgan has previously provided to the Issuer the following information, includes the serial number or note number, principal amount, payee, date of issue, maturity date, amount of interest (if any) and place of payment of such Note.
14. REPRESENTATIONS AND WARRANTIES
(a) The Issuer represents and warrants that: (i) it has the right, capacity and authority to enter into this Agreement; and (ii) it will comply with all of its obligations and duties under this Agreement. The Issuer further represents and agrees that each Note issued and distributed upon its instruction pursuant to this Agreement shall constitute the Issuer’s representation and warranty to JPMorgan that such Note is a legal, valid and binding obligation of the Issuer, and that such Note is being issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.
(b) The Guarantor represents and warrants that: (i) it has the right, capacity and authority to enter into this Agreement and to execute and deliver its guaranty of the Notes; and (ii) it will comply with all of its obligations and duties under this Agreement. The Guarantor further represents and agrees that its guaranty of each Note issued and distributed pursuant to this Agreement shall constitute the legal, valid and binding obligation of the Guarantor and shall be exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.
15. DISCLAIMERS
     Neither JPMorgan nor its directors, officers, employees or agents shall be liable for any act or omission under this Agreement except in the case of gross negligence, willful misconduct, or unlawful conduct. IN NO EVENT SHALL JPMORGAN BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF JPMORGAN HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. In no event shall JPMorgan be considered negligent in consequence of complying with DTC’s rules, regulations and procedures. The duties and obligations of JPMorgan, its directors, officers, employees or agents shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither JPMorgan nor its directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of any Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer or the Guarantor is a party (whether or not JPMorgan is also a party to such agreement).
16. INDEMNIFICATION
     The Issuer and the Guarantor jointly and severally agree to indemnify, defend and hold harmless JPMorgan, its directors, officers, employees and agents (collectively, “indemnitees”) from and against any and all liabilities, claims, losses, damages, penalties, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by or asserted or assessed against any indemnitee arising in respect of this Agreement, except in respect of any indemnitee for any such liability, claim, loss, damage, penalty, cost or expense resulting from the gross negligence, willful misconduct, or unlawful conduct of such indemnitee. This indemnity will survive the termination of this Agreement.
17. OPINION OF COUNSEL
     When delivering each Program Schedule, the Issuer and the Guarantor shall deliver to JPMorgan all documents it may reasonably request relating to the existence of the Issuer and authority of the Issuer for this Agreement, including, without limitation, an opinion of counsel, substantially in the form of Exhibit D hereto.
18. NOTICES
     All notices, confirmations and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be sent by first-class mail, postage prepaid, by telecopier or by hand, addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:
All notices, confirmations and other communications:

If to the Issuer:	c/o Weatherford International Ltd.
515 Post Oak Blvd.
Houston, TX 77027
	Attention:	Cash & Banking Manager and/or Assistant Treasurer
	Telephone:	(713) 693-4187(Cash & Banking Manager)
	Telephone:	(713) 693-4189 (Assistant Treasurer)
	Facsimile:	(713) 693-4315

If to the Guarantor:	Weatherford International, Inc.
515 Post Oak Blvd.
Houston, TX 77027
	Attention:	Cash & Banking Manager and/or Assistant Treasurer
	Telephone:	(713) 693-4187 (Cash & Banking Manager)
	Telephone:	(713) 693-4189 (Assistant Treasurer)
	Facsimile:	(713) 693-4315

If to JPMorgan concerning the daily issuance and redemption of Notes:

Attention: Commercial Paper Operations
227 West Monroe, 26th Floor
Chicago, IL 60606
	Telephone:	(312) 267-5100
	Facsimile:	(312) 267-5202

All other:	Attention: Commercial Paper Client Services
227 West Monroe, 26th Floor
Chicago, IL 60606
	Telephone:	(312) 267-5044
	Facsimile:	(312) 267-5212
19. COMPENSATION
     The Issuer shall pay compensation for services pursuant to this Agreement in accordance with the pricing schedules furnished by JPMorgan to, and agreed by, the Issuer from time to time and upon such payment terms as the parties shall determine. The Issuer shall also reimburse JPMorgan for any fees and charges imposed by DTC with respect to services provided in connection with the Book-entry Notes.
20. BENEFIT OF AGREEMENT
     This Agreement is solely for the benefit of the parties hereto and no other person shall acquire or have any right under or by virtue hereof.
21. TERMINATION
     This Agreement may be terminated at any time by either party by one business day’s prior written notice to the other, but such termination shall not affect the respective obligations and liabilities of the parties hereunder arising prior to such termination.
22. FORCE MAJEURE
     In no event shall JPMorgan be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond JPMorgan’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond JPMorgan’s control whether or not of the same class or kind as specifically named above.
23. ENTIRE AGREEMENT
     This Agreement, together with the exhibits attached hereto, constitutes the entire agreement among JPMorgan, the Issuer and the Guarantor with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, communications, discussions and agreements between the parties concerning the subject matter of this Agreement.
24. WAIVERS AND AMENDMENTS
     No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each party hereto.
25. BUSINESS DAY
     Whenever any payment to be made hereunder shall be due on a day which is not a business day for JPMorgan in Chicago, Illinois or New York, New York, then such payment shall be made on JPMorgan’s next succeeding business day.
26. COUNTERPARTS
     This Agreement may be executed in counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original and such counterparts together shall constitute but one instrument. Delivery of an executed counterpart hereof (or signature page hereto) by facsimile, telecopy or electronic mail shall be effective as delivery of an original, manually executed counterpart of this Agreement, provided that delivery of such executed counterpart

(or signature page hereto) shall not excuse the subsequent delivery of original executed counterparts hereof (or signature pages hereto).
27. HEADINGS
     The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.
28. ACCOUNT CONDITIONS
     Each Account shall be subject to JPMorgan’s account conditions, as in effect from time to time; provided in no event shall any Account be subject to offset other than for matured and unpaid obligations that arose hereunder.
29. GOVERNING LAW
     This Agreement and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.
30. JURISDICTION AND VENUE
     Each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in New York City and of any appellate court from any thereof for the purposes of any legal suit, action or proceeding arising out of or relating to this Agreement (a “Proceeding"). Each party hereby irrevocably agrees that all claims in respect of any Proceeding may be heard and determined in such Federal or New York State court and irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any Proceeding in any of the aforementioned courts and the defense of an inconvenient forum to the maintenance of any Proceeding.
31. AGENT FOR SERVICE OR PROCESS
     The Issuer, to the extent it is not qualified to do business in New York, hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Issuer agrees to designate a new designee, appointee and agent in New York on the terms and for the purposes of this provision satisfactory to JPMorgan. The Issuer further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address provided in Section 18 of the Agreement, and at its registered office, if different. Such service to become effective thirty days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer in any other jurisdiction.
32. WAIVER OF TRIAL BY JURY
     EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

33. WAIVER OF IMMUNITY
     To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Notes, it hereby irrevocably and unconditionally waives, and agrees for the benefit of JPMorgan and any holder from time to time of the Notes not to plead or claim, any such immunity, and consents to such relief and enforcement.
34. WITHHOLDING TAXES
     The Issuer agrees that in the event that any withholding or other tax, assessment or governmental charge is imposed by Bermuda or any political subdivision thereof or taxing authority therein on account of this Agreement or any payments thereon or hereunder, the Issuer shall promptly notify JPMorgan in writing and further agree that all amounts payable by it in respect of any Note or this Agreement shall be paid without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any present or future tax, assessment or other governmental charge or any interest or penalty thereon (collectively, “Tax") imposed, levied, collected, assessed or required to be deducted, withheld or paid by or for the account of Bermuda or any taxing authority or political subdivision thereof or therein. If any such Tax is required by law to be withheld or deducted from any such payment, the Issuer shall pay the full amount of such Tax and pay such additional amounts as may be necessary to ensure that the net amount actually received by the person entitled to such payment is equal to the amount such person would have received had no such Tax been withheld from such payment, provided that the Issuer shall not be required to pay any such additional amount on account of any Tax that would not have been so imposed but for the existence of any present or former personal or business connection between the person entitled to such payment and Bermuda other than the mere receipt of such payment or the ownership or holding of such Note.
35. JUDGMENT CURRENCY
     The obligation of the Issuer to make payment in lawful currency of the United States of America (“Dollars") of any and all amounts due hereunder or under the Notes shall not be discharged or satisfied by any tender or any recovery pursuant to any judgment in any currency other than Dollars, except to the extent that such tender or recovery shall result in the actual receipt by JPMorgan in New York or the holders of the Notes of the full amount of Dollars payable hereunder or under the Notes, and shall be enforceable as an alternative or additional cause of action for the purpose of recovering in Dollars the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars so paid.
36. GUARANTY PROVISIONS
     In consideration of the services provided by JPMorgan under this Agreement, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) the due and punctual payment, when and as the same shall become due and payable, of each and every obligation of the Issuer hereunder (each of the foregoing being an “Obligation” and, collectively, the “Obligations") at the time and place and otherwise in accordance with the terms of this Agreement, irrespective of (i) the validity, binding effect, legality, enforceability or modification to, or amendment or waiver of, or compliance with, the Notes or this Agreement, (ii) whether the Notes or this Agreement shall have been duly executed by the respective parties thereto, (iii) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer, (iv) the absence of any action to enforce any Obligation or the Notes or this Agreement or any collateral security or other guaranty thereof, (v) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation, the Notes or this Agreement, (vi) the existence of any claim, set-off, counterclaim or other right that the Guarantor may have against the Issuer, the noteholders or JPMorgan, or (vii) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby agrees that upon default in the payment when due of any Obligation it will forthwith cause the payment of each and every Obligation to be made punctually to JPMorgan, when and as the same shall become due and payable, and as if such payment were made by the Issuer. The Guarantor hereby expressly waives presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the noteholders, or JPMorgan on behalf of the noteholders, file claims in the event of receivership or bankruptcy of the Issuer, or exhaust any right to take any action against the Issuer or with respect to any collateral at any time securing the Obligations or any other guaranty thereof; and the Guarantor hereby consents to any and all extensions of time of payment of any or all of the Obligations and to the release of any such collateral or other guaranty. This guaranty is a guaranty of payment and not of collection merely and shall be a continuing guaranty and, as such, shall remain operative and in full force and effect until all Obligations shall have been paid and actually received in full by the party to whom any such Obligation is due. If at any time any payment of any Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the Issuer (or the appointment of a trustee, receiver, intervenor or conservator or similar official for the Issuer or any substantial part of its assets, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made. The Guarantor hereby irrevocably agrees that it will not be entitled to enforce any right or remedy arising out of any right of subrogation that it may have or be entitled to, by operation of law or otherwise, as a result of payments by such Guarantor hereunder, until all Obligations have been paid and actually received in full by the party to whom any such Obligation is due.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first-above written.

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION		WEATHERFORD INTERNATIONAL LTD.
[Name of Issuer]

By:	/s/ Maria Romero	By:	/s/ Burt M. Martin

Name:	Maria Romero	Name:	Burt M. Martin
Title:	Trust Officer	Title:	Sr. VP, Gen. Counsel and Sec.
Date:	10/26/05	Date:	10/25/05

WEATHERFORD INTERNATIONAL, INC.
[Name of Guarantor]

		By:	/s/ Burt M. Martin

		Name:	Burt M. Martin
		Title:	Sr. VP, Gen. Counsel and Sec.
		Date:	10/25/05

EXHIBIT D
FORM OF OPINION
Date:
[Name and Address of Dealer]
Ladies and Gentlemen:
     We have acted as counsel to                                                             , a                                         corporation (the “Company”), in connection with the proposed offering and sale by the Company of commercial paper in the form of short-term promissory notes (the “Notes”), which Notes are guaranteed by                                         (the “Guarantor”).
     In our capacity as such counsel, we have examined a specimen form of Note, an executed copy of the Commercial Paper Dealer Agreement dated                                          , 199___(the “Agreement”) between the Company and [Name of Dealer] (the “Dealer”), the form of guaranty (the “Guaranty”) and the Issuing and Paying Agency Agreement dated                                          , 199___(the “Issuing and Paying Agency Agreement”) among the Company, the Guarantor and JPMorgan Chase Bank, National Association (“JPMorgan”) as well as originals, or copies certified or otherwise identified to our satisfaction, of such other records and documents as we have deemed necessary as a basis for the opinions expressed below. In such examination, we have assumed the genuineness of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies.
     [We have advised the Company with respect to the uses of the proceeds from the sale of the Notes that would constitute “current transactions” within the meaning of Section ___of the Securities Act of 1933 as amended (the “Securities Act”). We have received and relied upon a statement of an [executive] officer of the Company setting forth the proposed use of the proceeds.1
     Capitalized terms used herein without definition are used as defined in the Agreement.
Based upon the foregoing, it is our opinion that:2
     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of                                          and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, the Agreement and the Issuing and Paying Agency Agreement.
     2. Each of the Agreement and the Issuing and Paying Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)[, and except as rights to indemnity and contribution may be limited by federal or state law.
     3. The Notes have been duly authorized, and when issued and delivered as provided in the Issuing and Paying Agency Agreement, will be duly and validly issued and delivered

[1]	For 3(a)(3) Programs only

[2]	With appropriate conforming changes, the following opinions are to be given with respect to the Guarantor and the Guaranty.

and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     4. The issuance and sale of Notes under the circumstances contemplated by the Agreement do not require registration of the Notes under the Securities Act, pursuant to the exemption from registration contained in Section thereof, and do not require compliance with any provision of the Trust Indenture Act of 1939 as amended; and the Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Company.
     5. No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the Securities and Exchange Commission, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of the Agreement, the Issuing and Paying Agency Agreement or the Notes, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.
     6. Neither the execution and delivery of the Agreement and the Issuing and Paying Agency Agreement, nor the issuance and delivery of the Notes in accordance with the Issuing and Paying Agency Agreement, nor the fulfillment of or compliance with the terms and provisions of either thereof by the Company will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, or (ii) violate or result in an event of default under any of the terms of the Company’s charter documents or by-laws, any contract or instrument to which the Company is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality to which the Company is subject or by which it or its property is bound.
     7. There is no litigation or governmental proceeding pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which might result in a material adverse change in the conditions (financial or otherwise), operations or business prospects of the Company or the ability of the Company to perform its obligations under the Agreement, the Issuing and Paying Agency Agreement or the Notes.
     8. The Company is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     This opinion may be delivered to the Issuing and Paying Agent and any nationally recognized rating agency (in connection with the rating of the Notes), each of which may rely on this opinion to the same extent as if such opinion were addressed to it.
Very truly yours,

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